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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             --------------------

                                   FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) or 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                 ETINUUM, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


              Delaware                                      84-1334615
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(State of Incorporation or organization)       (IRS employer identification No.)


5619 DTC Parkway, 12th Floor, Englewood, Colorado                 80111
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    (Address of principal executive offices)                    (zip code)

 If this form relates to the registration of a class of securities pursuant to
    Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

 If this form relates to the registration of a class of securities pursuant to
    Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

     Securities Act registration statement file number to which this form relates:
                                   333-94755
                            ----------------------
                                (If applicable)

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

     Title of each class                        Name of each exchange on which
     to be so registered                        each class is to be registered
     -------------------                        ------------------------------

            None                                              None
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       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                   Common Stock, $0.0001 par value per share
--------------------------------------------------------------------------------
                               (Title of Class)

Item 1.   Description of Registrant's Securities to be Registered.

     This registration statement relates to the registration with the Securities and Exchange Commission of shares of common stock, $0.0001 par value per share (the "Common Stock"), of Etinuum, Inc., a Delaware corporation (the "Registrant"). The description of the Common Stock to be registered hereunder, including provisions affecting a change in control, is set forth under the caption "Description of Capital Stock" in the Registrant's Registration Statement filed on Form S-1 with the Securities and Exchange Commission on January 14, 2000 (Registration No. 333-94755), as amended ("Registration Statement") (including after the date hereof pursuant to Rule 424(b) under the Securities Act of 1933), and such information is incorporated hereby by reference.

Item 2.   Exhibits.

          1. Specimen of Certificate representing Registrant's Common Stock, incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement.

          2. Revised Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.2.1 to the Registrant's Registration Statement.

          3. Amended and Restated Bylaws, incorporated by reference to Exhibit
             3.4 to the Registrant's Registration Statement.

          4. Amended and Restated Shareholders' and Voting Agreement dated as of January 14, 2000, incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement.

          5. Amended and Restated Registration Rights between the Registrant, the former Acorn shareholders and Prospero L.L.C. dated March 20, 2000, incorporated by reference to Exhibit 4.3.2 to the Registrant's Registration Statement.

          6. Amended and Restated Share Purchase Agreement between Registrant, Acorn Information Services, Inc. and the shareholders of Acorn

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             Information Services, Inc. dated March 20, 2000, incorporated by reference to Exhibit 2.1 to the Registrant's Registration
             Statement.

          7. Amended and Restated Registration Rights Agreement between the Registrant, the former Acorn shareholders and Prospero L.L.C., dated March 20, 2000, incorporated by reference to Exhibit 4.3.2 to the Registrant's Registration Statement.

          8. Series A Purchase Agreement between the Registrant and Resource Bancshares Corporation dated August 2, 1996, incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement.

          9. Series B Purchase Agreement between the Registrant and The Beacon Group III-Focus Value Fund, L.P., Squam Lake Investors II, L.P. and Bain & Company dated as of February 3, 1997, incorporated by reference to Exhibit 4.5 to the Registrant's Registration Statement.

         10. Amendment to Series B Purchase Agreement between the Registrant and The Beacon Group III-Focus Value Fund, L.P., Squam Lake Investors II, L.P. and Bain & Company, incorporated by reference to Exhibit
             4.5.1 to the Registrant's Registration Statement.

         11. Series C Purchase Agreement between the Registrant and The Beacon Group III-Focus Value Fund, L.P. dated December 22, 1997, incorporated by reference to Exhibit 4.6 to the Registrant's Registration Statement.

         12. Amendment to Series C Purchase Agreement between the Registrant and The Beacon Group III-Focus Value Fund, L.P., incorporated by reference to Exhibit 4.6.1 to the Registrant's Registration Statement.

         13. Series D Purchase Agreement by and among the Registrant, Conning Capital Limited Partnership V, The Beacon Group III-Focus Value Fund, L.P. and Certain Other Investors dated as of May 7, 1998, incorporated by reference to Exhibit 4.7 to the Registrant's Registration Statement.

         14. Amendment to Series D Purchase Agreement between the Registrant, Conning Capital Limited Partnership V, The Beacon Group III-Focus Value Fund, L.P. and Certain Other Investors, incorporated by reference to Exhibit 4.7.1 to the Registrant's Registration Statement.

         15. Series E Preferred Stock Purchase Agreement by and among the Registrant and U.S. Information Technology Financing, L.P., Encompass Group, Inc., Trans Cosmos USA, Inc. and Certain Other Parties dated as
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              of April 16, 1999, incorporated by reference to Exhibit 4.8 to the
              Registrant's Registration Statement.

          16. Amendment to Series E Preferred Stock Purchase Agreement by and among the Registrant and U.S. Information Technology Financing, L.P., Encompass Group, Inc., Trans Cosmos USA, Inc. and Certain Other Parties, incorporated by reference to Exhibit 4.8.1 to the Registrant's Registration Statement.

          17. Series F Preferred Stock Purchase Agreement by and among the Registrant and BVCF IV, L.P. and Certain Other Parties dated as of November 19, 1999, incorporated by reference to Exhibit 4.9 to the Registrant's Registration Statement.

          18. Amendment to Series F Preferred Stock Purchase Agreement by and among the Registrant and BVCF IV, L.P. and Certain Other Parties, incorporated by reference to Exhibit 4.9.1 to the Registrant's Registration Statement.

          19. Amended and Restated Registration Rights Agreement dated January 14, 2000, incorporated by reference to Exhibit 4.10 to the Registrant's Registration Statement.

          20. Letter Agreement by certain stockholders of the Registrant dated January 14, 2000, incorporated by reference to Exhibit 4.11 to the Registrant's Registration Statement.

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         ETINUUM, INC.



Dated: March 20, 2000                    By: /s/ Timothy C. O'Crowley
                                             -------------------------------
                                             Timothy C. O'Crowley, President

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